Exhibit 99.2

Simulations Plus, Inc. (AMEX:SLP) Corporate Overview June 21, 2006

With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products, competitive factors, the Company’s ability to finance future growth, the Company’s ability to produce and market new products in a timely fashion, the Company’s ability to continue to attract and retain skilled personnel, and the Company’s ability to sustain or improve current levels of productivity. Further information on the Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

•Simulations Plus, Inc. (AMEX:SLP) - Global business founded 1996 - IPO June 1997 -no further financing to date - Software for pharmaceutical research and development-Consulting studies for pharmaceutical and drug delivery companies - FutureLab simulations for middle-and high-school science (small) •Words+, Inc. -wholly owned subsidiary - Global business founded 1981-Assistive technology products for disabled -Produced augmentative communication system used by Professor Sir Stephen Hawking ("A Brief History of Time") - Technology leader for 25 years - Abbreviate! software for retail market (small)Two Companies

•Simulation and modeling software for pharmaceutical research - ADMET Predictor™-ADMET Modeler™ - ClassPharmer™ - DDDPlus™ - GastroPlus™ -MembranePlus (in development) • Contract services to the pharmaceutical industry-Structure-property modeling-Simulation studies • Troubleshooting problem compounds • Virtual bioequivalence trials • Design of new oral dosage formulations Simulations Plus, Inc.

•Most advanced and widely used simulation of oral absorption and pharmacokinetics - the industry’s “Gold Standard” • Recent addition of physiologically based pharmacokinetics (PBPK)accomplished via 2 ½year collaboration with Hoffmann LaRoche • FDA now has through a Material Transfer Agreement (MTA)GastroPlusTM

•Predicts properties of molecules from just their structures (drawings)•Recently ranked #1 in accuracy for predicting solubility and logP • Outstanding new pKa prediction -complete microspecies equilibria • Seven toxicity models and more in development -new area • >200,000 compounds/hour typical processing speed (2.4 GHz notebook)•Combined use with ClassPharmer provides new sales avenues ADMET PredictorTM

•Effortless creation of artificial neural network ensemble and support vector machine ensemble structure-property models • Improved graphical user interface with unique display of descriptor sensitivities • Speed and model quality unsurpassed -contract studies have shown ability to find useful models from user data (including activity) when others have failed • Seamless coordination with ADMET Predictor -now provided together, and integration into a single package is well along in development ADMET ModelerTM

•Acquired from creditors of Bioreason in November 2005 -merged with ChemTK™ and released as ClassPharmer 4.0 during 2ndquarter -greatly improved speed and flexibility • Helps identify what it is about molecular structure that causes good or bad properties -finds “maximum common substructures” in classes -proprietary algorithms • Combined use with ADMET Predictor is expected to help sell both ClassPharmerTM

•Version 1.0 was not a great seller last year, but afforded the opportunity to get feedback from over 60 industry scientists about what they wanted to see to make it more useful in their jobs•All requested modifications have now been made, as well as the ability to handle new formulations, and version 2.0 was just released•Price is $9,000/year for single-user licenseDDDPlusTM

-Growing team of exceptional scientists and engineers•Chemistry, biochemistry, molecular biology•Chemical engineering, biomedical engineering•Computer science-Recognized world-class expertise in oral drug delivery, pharmacokinetics, pharmacodynamics-Large scale system simulations-Applied numerical simulation/optimization methods to multidimensional nonlinear problems-High quality, rapid structure-property modeling-Marketing and salesto a highly technical global market-Strong relationships with pharmaceutical scientists in industry, government, and academiaCore Capabilities and Strengths

Some of Our International Pharma Customers

3Q Ended 5/31 * 2Q ended 2/28:2006 *2005 2006 2005 Revenues $1.789 * $1.424 $1.48 1.03 Cost of Sales * 0.43 0.39 0.37 Gross Profit * 0.99 1.09 0.66 S,G&A * 0.65 0.69 0.54 R&D * 0.13 0.12 0.13 NIBT 0.32 ~ 0.50 * 0.22 0.30 0.09 Net Earnings 0.26 ~ 0.40 * 0.18 0.25 0.09 Net Earnings per Share $0.07 ~ $0.11* $0.04 $0.0 60.00 Wt’d Average Shares O/S 3.67 * 3.63 3. 67 3.61 * Estimated numbers -subject to review and change at the time of filing with SEC. Selected Income Statement Data (in millions except per share data)

As of May 31, 2006 ASSETS LIABILITIES Cash & cash equivalents $ 1.099* Accounts payable$ 0.160* Accounts receivable 1.572* Accrued expenses 0.361* Other current assets __0.256* Current portion deferred revenue 0.014* TOTAL CURRENT ASSETS__2.927* Other current liabilities 0.012* TOTAL CURRENT LIAB.__0.547* Capitalized software development, net 1.322* Deferred revenue 0.059* Deferred tax asset1.265* TOTAL LIABILITIES__0.606* Other Long-Term assets 0.501* Common stock, $0.001 par value0.004*Additional paid-in capital 5.228* Accumulated retained earnings__0.177* TOTAL shareholders’equity__5.409* TOTAL ASSETS $ 6.015* TOTAL LIABILITIES & EQUITY $ 6.015** Estimated numbers -subject to review and change at the time of filing with SEC. Balance Sheet(in millions)

Revenue History -1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 $ 1998 2000 2002 2004 2006 (9mos) Fiscal Year Revenue Words+Simulations PlusConsolidated

Management & Directors • Walter S. Woltosz , M.S., M.A.S., Chairman & CEO • Momoko A. Beran, B.S., M.B.A., CPA qualified, CFO • Ronald Creeley, B.S., Vice President, Marketing & Sales • Jeffrey A. Dahlen, B.E.E., President, Words+, Inc. • Michael B. Bolger, Ph.D., Director, Life Sciences • Board of directors:-David Z. D’Argenio, Ph.D., Director • Professor and Chairman, Biomedical Engineering, USC-Richard R. Weiss, Ph.D., Director • Formerly, Deputy Director, Launch Systems, U.S. Department of Defense • Formerly, Director, Propulsion, USAF Philips Laboratory-Virginia E. Woltosz, B.S., M.B.A., Director and Secretary • Co-founder, Words+, Inc.

•Emerging, high-growth market•Proprietary multi-platform software•Recurring revenue business model•Fast-growing and profitable•Debt-free•Experienced management team and boardInvestment Highlights